 EXHIBIT 32.1

Certification

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the quarterly report on Form 10-Q of Pacific Ventures Group, Inc. (the “Registrant’) for the quarter ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brett Bertolami, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President and Secretary of the Registrant, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

 (1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 (2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  May 15, 2015

By:

/s/ Brett Bertolami

    Brett Bertolami

    Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President and Secretary (principal executive officer and principal financial officer

This certification accompanies this annual report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference. A signed original of this written statement required by Section 906 will be retained by Pacific Ventures Group, Inc. and furnished to the Securities Exchange Commission or its staff upon request.